EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL Energy Announces 20MW Swisher County Wind Farm – Company’s Third Texas Power Project

DENVER, CO – Wednesday January 21, 2009 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (“NACEL Energy”), a wind power company in business to generate clean, renewable energy, today confirmed it has entered into two long term wind development rights agreements covering an aggregate of 1573 acres of farm land located in Swisher County, Texas. Swisher is the Company’s third Texas wind energy project located in the Panhandle. At project build-out, NACEL Energy anticipates 20 MW, or more, of power generating capacity from Swisher.

Collection of site specific wind data has commenced at Swisher with the installation of a 60 meter (200 ft.) NRG Systems meteorological tower transmitting data back to NACEL Energy, via an Iridium satellite uplink. While wind data is collected, additional important development milestones including, without limitation, interconnection engineering, turbine engineering and obtaining turbine debt financing, must be completed by the Company. Accordingly, NACEL Energy cautions that project commissioning (completion) at Swisher is not expected until at least the end of the Company’s fiscal 2009-10 year, or later depending upon future events.

NACEL Energy’s three domestic wind power projects, Swisher, Blue Creek and Channing Flats, are all located in the Texas Panhandle, believed to be among the nation’s premier wind energy corridors. According to the Texas State Energy Conservation Office (SECO), the Panhandle contains the State’s “greatest expanse of high quality winds.” SECO’s research indicates that while Class 4 wind locations such as Swisher, Blue Creek and Channing Flats comprise just 4.38% of the land area of Texas, these lands, in their aggregate, could supply 100% of the State’s (1995) electric power consumption. (Source: SECO website, “The Energy Report 2008” Chapter 11 (Wind Energy), Exhibit 11-9)

NACEL Energy Chief Executive Officer, Brian Lavery, stated:

“Swisher is our third wind power project in the Texas Panhandle. We anticipate generating a total of 70 MW of clean, renewable power upon build-out of our three projects – enough energy to meet the daily requirements of an estimated 20,000 average American homes.”

EXHIBIT 99.1

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly-traded companies in America exclusively developing utility class wind power generation projects. NACEL Energy has commenced work at its Swisher, Blue Creek and Channing Flats projects, all located in Texas, and currently anticipates 70 MW of new wind power upon their completion. Internationally, NACEL Energy is pursuing development of a three phase 600 MW wind power generation project in the Dominican Republic which, if successful, could supply clean, renewable, wind energy to a region which relies predominantly on fossil-fuels. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

For more information visit our website www.nacelenergy.com

NACEL Energy
The WIND POWER COMPANY TM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008, and its Quarterly Report on Form 10-Q for the quarter ending September 30, 2008, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Investor Services
1-888-242-5848